*** TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT 10.1
STOCK PURCHASE PLAN ENGAGEMENT AGREEMENT
     Stock Purchase Plan Engagement Agreement dated as of August 8th, 2007 (this “Agreement”) between Paychex, Inc., a Delaware corporation (the “Company”), and Banc of America Securities LLC (“Broker”), acting as agent for the Company.
     WHEREAS, the Company desires to establish a trading plan (subject to the terms and provisions of this Agreement, the “Plan”) that qualifies for the safe harbors provided by Rule 10b-18 (“Rule 10b-18”) and Rule 10b5-1 (“Rule 10b5-1”) each under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
     WHEREAS, the Company wishes to engage Broker as its exclusive agent to make purchases shares of the common stock, par value $0.01, of the Company (the “Securities”) on its behalf under the Plan;
     NOW, THEREFORE, the parties agree as follows:
1.	The Company hereby engages the Broker as the Company’s exclusive agent to purchase the Securities during the term of this Agreement. Subject to the terms and conditions set forth herein, Broker hereby accepts such appointment and engagement.

2.	A. Broker is authorized to begin purchasing the Securities as agent for the Company pursuant to the Plan on August 6th, 2007, after the execution of this Agreement by both parties, and shall cease purchasing the Securities on the Termination Date (as defined below). The time period beginning on the date purchases are to first be made to the date of the termination of the Plan is referred to herein as the “Plan Period”.
     B. (i) On each Trading Day during the Plan Period, Broker shall purchase as agent for the Company and for the account of the Company the lesser of (a) the maximum number of Securities that the Company could purchase under Rule 10b-18 and (b) number of Securities that Broker is able, subject to market conditions and principles of best execution, to purchase as agent for the Company and for the account of the Company on such Trading Day using commercially reasonable means in accordance with the guidelines set forth below (the “Guidelines”). The dollar value of the Securities purchased pursuant to this Plan including commissions, shall not exceed $500,000,000.00, less the aggregate total amount spent by Broker on behalf of the Company, during the period from August 6, 2007 through the execution of this Plan.

Purchase Price Range	Number of Shares to be Purchased

Greater than ***	0 shares
Greater than or equal to *** and less than or equal to ***	Up to 500,000 shares, but not more than 50% of the maximum allowable volume under Rule 10b-18
Greater than or equal to *** and less than or equal to ***	Up to 750,000 shares, but not more than 75% of the maximum allowable volume under Rule 10b-18
Less than ***	Up to 100% of the maximum allowable volume under Rule 10b-18
The Company shall pay to Broker a commission of $0.025 per Security so purchased.
     (ii) A “Trading Day” is any day during the Plan Period that the NASADQ Corp. (the “Principal Market”) is open for business and the Securities trade regular way on the Principal Market.
     (iii) Any Securities so purchased shall be purchased under ordinary principles of best execution at the then-prevailing market price. Subject to the terms set forth in this Agreement, Broker shall have full discretion with respect to the execution of all purchases, and the Company acknowledges and agrees that the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such purchases of Securities pursuant to the Plan. The Company acknowledges and agrees that, in acting under this Agreement, Broker will be an independent contractor and will not be acting as the Company’s trustee or fiduciary or in any similar capacity. Payment for the purchase price of Securities purchased under the Plan for the account of the Company, plus applicable commission, will be delivered to Broker’s account, which Broker shall specify in writing to the Company from time to time, on a normal three-day settlement basis.

     (iv) In the event that Broker, in its discretion, determines that it is appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Broker, and including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G,Regulation 14E and Regulation M under the Exchange Act, “Requirements”) for Broker to refrain from purchasing Securities or to purchase fewer than the otherwise applicable Number of Shares to be Purchased on any Trading Day during the Plan Period, then Broker may, in its discretion, elect that the Number of Shares to be Purchased for such Trading Day shall be reduced for such day to an amount determined by Broker in its discretion as appropriate with regard to any Requirements.
     (v) Any Number of Shares to be Purchased (and the corresponding purchase price limits or ranges) set forth in the Guidelines shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Securities or any change in capitalization with respect to the Company or any similar event that occurs during the Plan Period, as determined by Broker in good faith and a commercially reasonable manner.
C. Broker may purchase Securities on the Principal Market, any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise. Broker shall use good faith efforts to execute all purchase transactions under this Agreement in accordance with the timing, price and volume restrictions contained in subparagraphs (2), (3) and (4) of Rule 10b-18. Nothing herein shall preclude the purchase by Broker of the Securities for its own account, or the solicitation or execution of purchase or sale orders of the Securities for the account of Broker’s clients.
D. It is the intent of the parties that this Agreement and the Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c).
3. The Company represents, warrants, agrees, acknowledges and covenants that: (i) the Company is not entering this Agreement “on the basis of” (as defined in Rule 10b5-1(b) under the Exchange Act) any material nonpublic information concerning the Securities or the business, operations or prospects of the Company and is entering into this Agreement in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1, (ii) the purchase of the Securities as contemplated hereunder will not conflict with or exceed the authority granted under the resolutions of the board of directors of the Company authorizing this Agreement or the consummation of the Plan, (iii) purchases of Securities pursuant to this Agreement are not prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Company or its subsidiaries, (iv) the Company will not, during the Plan Period, enter into any comparable agreement with any other broker, (v) the Company shall immediately notify Broker if the representations in clauses (ii), (iii) or (iv) become inaccurate during the Plan Period; (vi) the information that the Company provided to Broker on or prior to the date hereof, relating to any block purchases by the Company or any affiliated purchasers during the current calendar week and the four preceding calendar weeks, was accurate and complete; (vii) the Company has publicly disclosed on July 12, 2007 its intention to institute a program for the acquisition of the Securities as contemplated hereby; (viii) the Company agrees to not take any action that would cause the purchases of Securities hereunder not to comply with Rule 10b-18 or Rule 10b5-1 (including without limitation, entering into or altering any corresponding or hedging transaction or position with respect to the Securities); (ix) during the Plan Period, neither the Company nor its officers or employees shall, directly or indirectly, communicate any material non-public information relating to the Securities or the Company to employees of Broker involved in executing purchases of the Securities under this Agreement, (xi) except for Broker’s covenant in the second sentence of Section 2. C. above, the Company shall be solely responsible for compliance with all statutes, rules and regulations applicable to the Issuer and the transactions contemplated hereby, including, without limitation, reporting and filing requirements; (xii) the Company acknowledges and agrees that (a) it is not relying, and has not relied, upon Broker or any affiliate of Broker with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof, (b) neither Broker nor any affiliate of Broker has acted as its advisor in any capacity in connection with this Agreement or the transactions contemplated hereby and (c) the Company is entering into this Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks, (xiii) the Company shall notify Broker prior to the opening of trading of the Securities prior to announcing any merger transaction that will affect the volume calculation under Rule 10b-18 and provide Broker with the information relating to actual purchases by the Company during the three calendar months preceding such announcement (unless Broker already has such information relating to actual purchasese by the Company) and the Company acknowledges that if the Company does not provide such notice and information to Broker, Broker may in it is discretion cease any purchase activity hereunder after such an announcement is made by the Company until such time as the Company provides

Broker with the necessary information; (xiv) the Company shall notify Broker prior to the opening of trading of the Securities of any affiliated purchases that may occur on such Trading Day and Company acknowledges that purchases of Securities by any such affiliated purchaser (including without limitation any purchases caused or influenced by any action of the Company) may cause the Number of Shares to be Purchased on any Trading Day to be reduced pursuant to Section 2. B (iv) above; and (xv) the Company agrees that it shall not make any “10b-18 purchases” (as such term is defined in Rule 10b-18) outside of this Plan during the Plan Period.
4. A. This Agreement and the Plan shall terminate on the Termination Date. “Termination Date” means the earliest to occur of (i) the close of business on October 16, 2007, (ii) any Optional Termination Date (as defined below), (iii) the date on which any Required Termination Notice (as defined below) is received by Broker, (iv) the date that the Company or any other person publicly announces a tender or exchange offer with respect to the Securities or a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the Securities as a result of which the Securities are to be exchanged or converted into shares of another company and (v) the date that Broker becomes aware of the commencement or impending commencement of any voluntary or involuntary proceedings in respect of or triggered by the Company’s bankruptcy or insolvency.
     B. This Agreement may be terminated by either party hereto on written notice to the other party in accordance with Section 9 below (the date of any such termination, an “Optional Termination Date”). Upon any such termination of this Agreement or the Plan by the Company, the Company shall immediately deliver to Broker a letter substantially in the form of Exhibit A hereto. Any such notice from the Company to Broker shall not indicate the reasons for the termination or contain any material non-public information.
     C. If, at any time during the Plan Period, any legal or regulatory restriction that is applicable to the Company or the Company’s affiliates would prohibit any purchase pursuant to the Plan, including without limitation Rule 10b-18, Rule 10b-5, Regulation 13D-G, Regulation 14E and Regulation M under the Exchange Act, the Company agrees to give Broker notice of such restriction in accordance with the notice provisions below as soon as practicable (such notice, a “Required Termination Notice”). Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to the Company or otherwise communicate any material nonpublic information about the Company or the Securities to Broker.
     D. Notwithstanding the termination of this Agreement, the Company shall be solely responsible for any purchases made by Broker on the Company’s behalf prior to Broker’s receipt of any notice of termination, and if Broker receives such notice, Broker may nevertheless be entitled to make, and the Company shall be solely responsible for, a purchase hereunder pursuant to a bid made before such notice is received by Broker.
5. In the event that Broker or any of its affiliates and their directors, officers , employees or agents (collectively, “Indemnified Persons”) becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Agreement, the Company shall reimburse Indemnified Persons for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith promptly, and shall indemnify and hold Indemnified Persons harmless against any losses, claims, damages or liabilities to which Indemnified Persons may become subject in connection with any such action, proceeding or investigation. The Company also agrees that Indemnified Persons shall not have any liability to the Company for or in connection with any matter referred to in this Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of Indemnified Persons or a breach by Broker of any of its covenants or obligations hereunder. The provisions of this Section 5 shall survive the termination of this Agreement.
6. The parties hereto agree and acknowledge that Broker is a “stockbroker” within the meaning of Section 101(53A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that this Agreement is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, and Broker is entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 546(e) and 555 of the Bankruptcy Code.
7. This Agreement may be amended or modified only by a writing signed by the parties hereto and provided that any such modification or amendment shall only be permitted at a time when the Company is otherwise permitted to effect purchases under this Agreement and at a time when the Company is not aware of any material non-public information concerning the Company or the Securities and in connection with any such amendment or modification that Company shall represent that such amendment or modification is being made in good faith and not as part of a plan or scheme to evade

Rule 10b5. Any actions taken by the Company or affiliated purchasers during the Plan Period that may affect the volume limit under Rule 10b-18 may constitute amendments of the Plan and will be taken in good faith and not as part of any plan to evade Rule 10b5-1. Upon any amendment or modification of this Agreement or the Plan (other than those referred to in the immediately preceding sentence), the Company shall immediately deliver to Broker a letter substantially in the form of Exhibit A hereto.
8. This Agreement constitutes the entire agreement between the parties with respect to the Plan and supercedes any prior agreements or understandings with regard to the Plan. This Agreement is not assignable or transferable, and constitutes the entire agreement between the parties, superceding any prior written or oral agreements or understandings with regard to the Agreement. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall constitute a single, binding agreement.
9. All notices to Broker under this Agreement shall be given to Broker, ATTN: Jake Mendelsohn, by (i) facsimile at (415) 835-2514 followed by telephonic confirmation at (212) 583-8537 or (ii) by certified mail or overnight courier to the address below:
Banc of America Securities LLC
9 W. 57th Street, 40th Floor
New York, NY 10019
ATTN: Jake Mendelsohn
     All notices to the Company under this Agreement shall be given to Company, ATTN: John Morphy, in the manner specified by this Agreement by (i) facsimile at (585) -383-3428 followed by telephonic confirmation at (585) 383-3402 or (ii) by certified mail or overnight courier to the address below:
Paychex, Inc.
911 Panorama Trail South
Rochester, NY 14625
Attn: John Morphy
Fax: 585-383-3428
With a copy to:
Paychex, Inc.
911 Panorama Trail South
Rochester, NY 14625
Attn: Stephanie Schaeffer
Fax: 585-383-3441
10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first written above.

PAYCHEX, INC.
By:	/s/ John M. Morphy
	Name:	John Morphy
	Title:	SVP, CFO, Secretary & Treasurer

BANC OF AMERICA SECURITIES LLC
By:	/s/ Dmitry Genkin
	Name:	Dmitry Genkin
	Title:	Managing Director

EXHIBIT A
[Company Letterhead]
[Date]
Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, NY 10019
Attn: Jake Mendelsohn
     Re: [Amendment/Modification/Waiver/Termination] of Stock Purchase Plan Engagement Agreement
Ladies and Gentlemen:
     Reference is made to the Stock Purchase Plan Engagement Agreement (the “Repurchase Agreement”) dated as of [                    ] between Paychex, Inc. (the “Company”) and Banc of America Securities LLC (“Broker”).
     In connection with the [amendment/modification/waiver/termination] of the Repurchase Agreement, the Company hereby represents and warrants to Broker that on the date hereof the Company is not aware of any material nonpublic information regarding the Company, and that its decision to [amend/modify/seek a waiver of/terminate] the Repurchase Agreement was made in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Securities Exchange Act of 1934, as amended.

Very truly yours, PAYCHEX, INC.
By:
Name:
Title:

Acknowledged and agreed to as of the date first above written,

BANC OF AMERICA SECURITIES LLC
By:
Name:
Title: